UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     April 20, 2005

Riggs National Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-9756	52-1217953
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 835-4309

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

     On April 19, 2005, Riggs National Corporation (the “Company”) sent out a revised notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities as well as a blackout period that will be imposed on all transactions involving the Company common stock fund under the Riggs Bank N.A. 401(k) Savings Plan (the “401(k) Plan”). This notice revised the prior notice the Company sent out on March 23, 2005. This revised notice stated that the blackout period for the 401(k) Plan is expected to begin at 3:00 p.m. EST on April 28, 2005 instead of April 21, 2005, and end on the date that is approximately two weeks after the closing date of the merger of the Company into The PNC Financial Services Group, Inc., which is currently expected to occur on or about May 13, 2005. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Exhibits.

99.1	Notice of Blackout Period to Directors and Executive Officers of Riggs National Corporation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGGS NATIONAL CORPORATION

By:	/s/ Steven T. Tamburo

Steven T. Tamburo
Chief Financial Officer

Dated: April 20, 2005

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1	Notice of Blackout Period to Directors and Executive Officers of Riggs National Corporation